EXHIBIT 32.1

CERTIFICATIONS

In connection with the Quarterly Report of StarTek, Inc. (the “Registrant”) on Form 10-Q for the quarter ended June 30, 2010, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned individuals, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

1)              The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)              The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: July 30, 2010	/s/A. LAURENCE JONES
A. Laurence Jones
President and Chief Executive Officer

Date: July 30, 2010	/s/ DAVID G. DURHAM
David G. Durham
Executive Vice President, Chief Financial Officer and Treasurer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Corporation and will be retained by the Corporation and furnished to the Securities and Exchange Commission or its staff upon request.